UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2009

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1110
New York, New York 10005
(Address of principal executive offices) (Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 28, 2009, Manhattan Pharmaceuticals, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) pursuant to which it sold a 12% Original Issue Discount Senior Subordinated Convertible Debenture with a stated value of $400,000 (the “Debenture”) and a warrant (the “Warrant” and, together with the Debenture, the “Securities”) to purchase 2,222,222 shares of the Company’s common stock, par value $.001 par value per share (“Common Stock”).  The Debenture is convertible into shares of Common Stock at an initial conversion price of $0.09 per share, subject to adjustment, or, in the event the Company issues new securities in connection with a financing the Debenture may be converted into such new securities at a conversion price equal to the purchase price paid by the purchasers of such new securities.  The Company may also, in its sole discretion, elect to pay interest due under the Debenture quarterly in shares of Common Stock provided such shares are subject to an effective registration statement.  The Debenture is subordinated to the Company’s outstanding 12% Senior Secured Promissory Notes in the principal amount of $1,725,000.  The Warrant is exercisable at an exercise price of $0.11 per share, subject to adjustment, prior to October 28, 2014.  A copy of the Subscription Agreement, Debenture and Warrant are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively.

The purchaser of the Securities represented that it was an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and the sale of the Securities was made in reliance on exemptions provided by Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

In connection with the issuance of the Securities, the Company issued warrants to  purchase an aggregrate of 222,222 shares of Common Stock at an exercise price of $0.11 per share to National Securities Corporation, its placement agent, and certain of its designees (each of whom represented that he, she or it was an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act) (each a  “Placement Agent Warrant”) as compensation for its services. The form of Placement Agent Warrant is filed herewith as Exhibit 10.4.

The Company did not use any form of advertising or general solicitation in connection with the sale of the Securities. The Securities and shares of Common Stock issuable upon exercise or conversion thereof are non-transferable in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an available exemption therefrom, and all certificates are imprinted with a restrictive legend to that effect.

Item 8.01 Other Events.

As previously disclosed in the Company’s Form 8-K filed with the Commission on September 9, 2008, the Company has been involved in an arbitration proceeding with Swiss Pharma Contract LTD (“Swiss Pharma”), a clinical site that the Company used in one of its obesity trials. On September 5, 2008, the sole arbitrator in Switzerland rendered an award in favor of Swiss Pharma, awarding to Swiss Pharma a total of approximately $646,000.  On October 27, 2009, the Company entered into a Settlement Agreement and Mutual Release with Swiss Pharma pursuant to which it agreed to pay Swiss Pharma $200,000 and issue Swiss Pharma an interest free promissory note in the principal amount of $250,000 in full satisfaction of such arbitration award.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Subscription Agreement, dated October 28, 2009

10.2	12% Original Issue Discount Senior Subordinated Convertible Debenture, dated October 28, 2009

10.3	Warrant, dated October 28, 2009

10.4	Form of Placement Agent Warrant

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as "may," "will," "should," "plan," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management's judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN PHARMACEUTICALS, INC.

Date: November 3, 2009	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Financial Officer